Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(Chief Executive Officer)
In connection with the annual report of HealthWarehouse.com, Inc. (the "Company") on Form 10-Q for the quarterly period ended September 30, 2016 as filed with the Securities and Exchange Commission (the "Report"), I, Jeffrey T. Holtmeier, President and Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 8, 2016
/s/ Jeffrey T. Holtmeier Jeffrey T. Holtmeier President and Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by section 906 has been provided to HealthWarehouse.com, Inc. and will be retained by HealthWarehouse.com, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
This certification is being furnished to the SEC with this Report pursuant to Section 906 of the Sarbanes – Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.